Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Positron Corporation (the “Registrant”) on Form 10-Q for the fiscal quarter ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Corey N. Conn, as Chief Financial Officer hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d), as applicable of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 12, 2011	/s/ Corey N. Conn
Corey N. Conn
Chief Financial Officer
(principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to Positron Corporation and will be retained by Positron Corporation and furnished to the Securities and Exchange Commission or its staff upon request.